AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2006

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

L-3 COMMUNICATIONS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	13-3937434
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

600 THIRD AVENUE
NEW YORK, NEW YORK 10016
(Address of Registrant’s Principal Executive Office) (Zip Code)

L-3 COMMUNICATIONS CORPORATION EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plan)

CHRISTOPHER C. CAMBRIA, ESQ.
L-3 COMMUNICATIONS HOLDINGS, INC.
600 THIRD AVENUE
NEW YORK, NEW YORK 10016
(Name and address of agent for service)

(212) 697-1111
(Telephone number, including area code, of agent for service)

COPY TO:
AVROHOM J. KESS, ESQ.
SIMPSON THACHER & BARTLETT LLP
425 LEXINGTON AVENUE
NEW YORK, NEW YORK 10017-3909
(212) 455-2000

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (a)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (b)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (b)	AMOUNT OF REGISTRATION FEE (b)
Common Stock, $0.01 par value per share (b)	5,074,400	$77.04	$390,931,776	$41,829.70

(a)    In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), the number of shares registered includes an indeterminable number of shares of common stock issuable under the L-3 Communications Corporation Employee Stock Purchase Plan, as this amount may be adjusted as a result of stock splits, stock dividends and antidilution provisions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the L-3 Communications Corporation Employee Stock Purchase Plan.

(b)    Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of the Common Stock on the New York Stock Exchange on May 24, 2006.

This Registration Statement relates to an amendment of the L-3 Communications Corporation Employee Stock Purchase Plan, as amended (the ‘‘Plan’’) of L-3 Communications Holdings, Inc. (the ‘‘Company’’) in order to increase the number of shares of common stock available under the Plan by 5,074,400 shares. Pursuant to Instruction E to Form S-8, the Company incorporates by reference into this Registration Statement the entire contents of its earlier Registration Statement on Form S-8 (File No. 333-64300) filed with the Securities and Exchange Commission (‘‘SEC’’) on June 29, 2001.

PART I

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the ‘‘Securities Act’’).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the SEC by the Company are hereby incorporated in this Registration Statement by reference:

(a)	Annual report on Form 10-K of the Company for the year ended December 31, 2005.

(b)	Annual report on Form 11-K of the Plan for the year ended December 31, 2005.

(c)	Quarterly report on Form 10-Q of the Company for the quarter ended March 31, 2006.

(d)	Current report on Form 8-K of the Company filed on May 26, 2006.

(e)	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A12B filed on May 18, 1998, as amended by the amendment to the certificate of incorporation as described in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, L-3 Communications Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st day of May 2006.

L-3 COMMUNICATIONS HOLDINGS, INC.
By: /s/ Christopher C. Cambria Name: Christopher C. Cambria Title: Senior Vice President, Secretary and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS,  that each person whose signature appears below hereby constitutes and appoints Christopher C. Cambria, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 31st day of May 2006.

SIGNATURE	TITLE

/s/ Frank C. Lanza	Chairman, Chief Executive Officer (Principal Executive Officer) and Director

Frank C. Lanza

/s/ Michael T. Strianese	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Michael T. Strianese

/s/ Ralph G. D’Ambrosio	Vice President — Finance (Principal Accounting Officer)

Ralph G. D’Ambrosio

/s/ Claude R. Canizares	Director

Claude R. Canizares

/s/ Peter A. Cohen	Director

Peter A.Cohen

/s/ Thomas A. Corcoran	Director

Thomas A. Corcoran

SIGNATURE	TITLE

/s/ Robert B. Millard	Director

Robert B. Milliard

/s/ John M. Shalikashvili	Director

John M. Shalikashvili

/s/ Arthur L. Simon	Director

Arthur L. Simon

/s/ Alan H. Washkowitz	Director

Alan H. Washkowitz

/s/ John P. White	Director

John P. White

SIGNATURES

Pursuant to the requirements of the Securities Act, the administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st day of May 2006.

L-3 COMMUNICATIONS CORPORATION EMPLOYEE STOCK PURCHASE PLAN
By: /s/ Michael T. Strianese Name: Michael T. Strianese Title: Senior Vice President and Chief Financial Officer of L-3 Communications Holdings, Inc.

EXHIBIT INDEX

Exhibit Number	DESCRIPTION OF EXHIBIT
4.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of L-3 Communications Holdings, Inc.’s Quarterly Report on Form 10-Q for the period ended June 30, 2002).
4.2	By-laws (incorporated herein by reference to Exhibit 3.2 of L-3 Communications Holdings, Inc.’s Registration Statement on Form S-1, as filed with the Commission on May 15, 1998 (File No. 333-46975)).
4.3	Form of common stock certificate (incorporated herein by reference to Exhibit 4.1 of L-3 Communications Holdings, Inc.’s Registration Statement on Form S-1, as filed with the Commission on May 15, 1998 (File No. 333-46975)).
4.5	L-3 Communications Corporation Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit A of L-3 Communications Holdings, Inc.’s Definitive Proxy Statement on Schedule 14A, as filed with the Commission on April 4, 2006 (File No. 001-14141)).
5	Opinion of Christopher C. Cambria.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Christopher C. Cambria (included in the opinion filed as Exhibit 5 hereto).
24	Power of Attorney (included on the signature page to this Registration Statement).